Exhibit 99

For Immediate Release

VALUEVISION MEDIA RESPONDS TO CLINTON GROUP SHAREHOLDER MEETING REQUEST

MINNEAPOLIS, MN. – November 5, 2013 – ValueVision Media, Inc. (NASDAQ: VVTV) (“ValueVision”), a multichannel electronic retailer via TV, Internet and mobile, is sending a letter today to the Clinton Group and its affiliates (“Clinton”) in response to Clinton’s demand for a Special Meeting of Shareholders of ValueVision. Clinton also submitted a notice of intent to present proposals for the purpose of taking control of the ValueVision Board of Directors by removing five of ValueVision’s seven current directors, including both the Company’s independent Chairman and its Chief Executive Officer, expanding ValueVision’s Board to nine directors, and electing seven of Clinton’s nominees.

The full text of the letter is included here:

Dear John:

I am writing on behalf of the Board of Directors of ValueVision Media, Inc. (“ValueVision”) with respect to your request to call a special meeting of shareholders to consider the proposals set forth in your letter to Keith Stewart, Chief Executive Officer of ValueVision, dated November 4, 2013.  As we have indicated to your colleagues, the Board is receptive to listening to and considering the views of our shareholders, and we are also receptive to the notion of adding qualified independent directors to our Board with appropriate expertise in areas that would complement the strengths of our current Board members.

As a retailer, ValueVision’s busiest season comes during the holiday season, which is now upon us.  The holiday season also coincides with our fourth quarter, which ends on February 2, 2014.  It is vitally important for our management team to remain laser focused on executing our company’s strategy in order to maximize value creation for our shareholder base as a whole.  We believe that the interests of all of our shareholders are aligned in this goal.

The purpose of this letter is to respectfully ask that you withdraw your request for a special meeting until after the end of the holiday season so that our management can devote its full energy to running the company at this important time.  The request to call a special meeting of shareholders will cause needless distraction for our management team, which we would prefer to remain focused on our business.  In the meantime, we would be happy to begin evaluating the candidacy of your proposed directors if you would submit their qualifications and an indication of their willingness to serve to our Corporate Governance and Nominating Committee.

Your colleagues first contacted our management this past September and first spoke with Sean Orr and me on October 21, 2013.  We have made ourselves available for continued discussions and have offered to consider candidates you submitted.  We believe we have evidenced a willingness to work with you constructively, and we ask that you return the favor, for the benefit of all of ValueVision’s shareholders.

Thank you for your consideration of this request; we hope that after further thought, you will see the value in our position.

Sincerely,
/s/
Randy S. Ronning
Chairman, Board of Directors

ValueVision’s Board and management team have been and remain focused on the successful execution of the Company’s value-creating strategy, including four key business drivers to enhance performance and profitability:

●	Broadening and diversifying product mix and brands to attract new and repeat business,
●	Optimizing ValueVision’s TV distribution platform to reach more customers and to deliver greater productivity from the Company’s distribution footprint,
●	Improving customer service, systems, responsiveness, content and community to support the growth and retention of the customer base, and
●	Building and enhancing the consumer TV, online and telephone experience to create an immersive, compelling “Watch & Shop Anytime, Anywhere” experience.

In January of 2009, Mr. Stewart was installed as Chief Executive Officer with the mandate to execute a turnaround of ValueVision, which at that time had an uncertain future.  For the fiscal year ended January 31, 2009, the Company generated an Adjusted EBITDA loss of $51 million.

Mr. Stewart has assembled an entirely new team of retail and multichannel veterans to lead the Company.  In addition, the composition of the ValueVision Board was substantially refreshed, including the appointment of four new independent Directors to the seven-member Board in the last two years.  This new Board and management team implemented a restructuring of the company’s operations, its cost structure and its balance sheet, putting it on a solid financial and operating footing.  On the most recent trailing twelve month basis, the Company has achieved positive Adjusted EBITDA of over $14 million.

The execution of ValueVision’s turnaround strategy has resulted in the outperformance of the Company's stock relative to the Russell 2000 index and strong performance relative to peers.  Since Keith Stewart’s appointment as CEO in January 2009 through Clinton's 13D filing on October 30, 2013, the Company’s stock has outperformed the Russell 2000 by almost 800%, and has outperformed it by more than 70% and 115% in the three years and one year prior to Clinton's filing, respectively.

Furthermore, over the three years and one year prior to Clinton's filing, the Company's stock has outperformed its closest publicly-listed peer by 50% and 140%, respectively.

Jefferies LLC is acting as financial advisor and Simpson Thacher & Bartlett LLP and Barnes & Thornburg LLP are acting as legal advisors to ValueVision.

About ValueVision Media

ValueVision Media, Inc. is a multichannel retailer that enables customers to shop and interact via TV, phone, Internet and mobile in the merchandise categories of Home & Consumer Electronics, Beauty, Health & Fitness, Fashion & Accessories, and Jewelry & Watches. ValueVision is transitioning its consumer brand to ShopHQ from ShopNBC over the balance of fiscal 2013. ValueVision's television network reaches over 86 million cable and satellite homes and is also available nationwide via live streaming at www.shophq.com. Please visit www.shophq.com/ir for more investor information.

Forward-Looking Information

This release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our long-term credit facility covenants;  our ability to successfully transition our brand name; the market demand for television station sales; our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; and our ability to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Important Information

This release may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with one or more meetings of the Company’s shareholders, including a special meeting of shareholders, if such a meeting is called.  The Company  will file with the Securities and Exchange Commission (“SEC”) and provide to its stockholders a proxy statement and a WHITE proxy card in connection with any such shareholder meeting.  The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with any such shareholder meeting.  Information concerning the interests of these directors and executive officers in connection with the matters to be voted on at any such meeting that may be held will be included in the proxy statement filed by the Company with the SEC in connection with any such meeting.  In addition, the Company files annual, quarterly and special reports, proxy and information statements, and other information with the SEC.  Any proxy statement, any other relevant documents and any other material filed with the SEC concerning the Company will be, when filed, available free of charge at the SEC website at http://www.sec.gov. SHAREHOLDERS ARE URGED TO READ CAREFULLY ANY SUCH PROXY STATEMENT FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION WITH RESPECT TO PARTICIPANTS.

Contacts

Media:
Dawn Zaremba
ShopHQ
dzaremba@shophq.com
(952) 943-6043 O

Joele Frank / Tim Lynch / Jed Repko
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Investors:
David Collins, Eric Lentini
Catalyst Global LLC
vvtv@catalyst-ir.com
(212) 924-9800 O
(917) 734-0339 M